     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1998
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       INTEGRATED SENSOR SOLUTIONS, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                          3674                  77-0212047
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                             625 RIVER OAKS PARKWAY
                               SAN JOSE, CA 95134
                                 (408) 324-1044
(Address and telephone number of principal executive office and principal place of business)

                                 MANHER D. NAIK
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       INTEGRATED SENSOR SOLUTIONS, INC.
                             625 RIVER OAKS PARKWAY
                               SAN JOSE, CA 95134
                                 (408) 324-1044
 (Name, address, including zip code, and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

            GREGORY M. GALLO, ESQ.                          LAURA B. HUNTER, ESQ.
            SCOTT M. STANTON, ESQ.                         MARTIN C. NICHOLS, ESQ.
            PAMELA B. BURKE, ESQ.                           LANCE S. KURATA, ESQ.
       GRAY CARY WARE & FREIDENRICH LLP                 BROBECK PHLEGER & HARRISON LLP
             400 HAMILTON AVENUE                             4675 MACARTHUR COURT
             PALO ALTO, CA 94301                                  SUITE 1000
                (650) 328-6561                           NEWPORT BEACH, CA 92660-1846
                                                                (714) 752-7535

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-41351

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
----------

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO BE       MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED         PRICE PER SHARE           PRICE          REGISTRATION FEE
Common Stock, $.001 par value.................      287,500(1)              $8.00             $2,300,000             $687.50
Representatives' Warrants.....................        25,000                $.01                 $250                 $.75
    Total...............................................................................       2,325,000           $688.25(2)

(1) Includes 37,500 shares which the Underwriters have the option to purchase to cover over allotments, if any.

(2) 2,587,500 shares and 225 representative warrants were registered under Securities Act Registration Statement No. 333-41351, whereby a filing fee of $6,490 was previously paid.

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
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Integrated Sensor Solutions, Inc. (the "Company"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form SB-2 (Registration No. 333-41351) which was declared effective by the Commission on March 12, 1998 relating to the offering of up to 2,250,000 shares of Common Stock of the Company plus up to 337,500 shares that may be sold pursuant to the Underwriters' over-allotment option and 225,000 Representatives' Warrants.

                                 CERTIFICATION

    The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on March 13, 1998), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than March 13, 1998.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Amendment to Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Jose, State of California, on this 12th day of March, 1998.

                                INTEGRATED SENSOR SOLUTIONS, INC.

                                By:              /s/ MANHER D. NAIK
                                     -----------------------------------------
                                                   Manher D. Naik
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ MANHER D. NAIK        Chairman, President and       March 12, 1998
------------------------------    Chief Executive Officer
        Manher D. Naik            (Principal Executive
                                  Officer)

      DAVID SATTERFIELD*        Vice President, Finance       March 12, 1998
------------------------------    and Administration
      David Satterfield           (Principal Financial and
                                  Principal Accounting
                                  Officer)

         YUTAKA MORI*           Director                      March 12, 1998
------------------------------
         Yutaka Mori

        VINOD K. SOOD*          Director                      March 12, 1998
------------------------------
        Vinod K. Sood

       STUART D. BOYD*          Director                      March 12, 1998
------------------------------
        Stuart D. Boyd

           Y.S. FU*             Director                      March 12, 1998
------------------------------
           Y.S. Fu

      SHIGERU MIYASHITA*        Director                      March 12, 1998
------------------------------
      Shigeru Miyashita

                   /s/ MANHER D. NAIK
        ----------------------------------------
  *By:      Manher D. Naik, Attorney-in-Fact

                               INDEX TO EXHIBITS

  EXHIBIT                                                                                                         PAGE
  NUMBER                                               EXHIBIT TABLE                                               NO.
-----------  -------------------------------------------------------------------------------------------------  ---------
       5.1   Opinion of Gray Cary Ware & Freidenrich LLP.
      23.1   Consent of Counsel (included in Exhibit 5.1).
      23.2   Consent of Ernst & Young LLP, Independent Auditors.
      24.1*  Power of Attorney.

------------------------

* Incorporated by reference to Registration Statement on Form SB-2 (File No. 333-41351).